SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) – September 30, 2005
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1960 E. Grand Avenue, Suite #560, El Segundo, California	90245

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 563-2355
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     Effective October 3, 2005, Bell Industries, Inc. (the “Company”), entered into a Employment Agreement (the “Agreement”) with John A. Fellows, pursuant to which Mr. Fellows will serve as the Company’s President and Chief Executive Officer. A form of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     The initial term of the Agreement is three years, subject to annual renewals thereafter, and the Agreement provides that Mr. Fellows’ base salary will be $375,000 per year, subject to increase in the sole discretion of the Company’s compensation committee. Pursuant to the Agreement, Mr. Fellows will be eligible to earn an annual performance bonus of up to 100% of his base salary upon the achievement of performance objectives to be determined by the Company’s compensation committee in its sole discretion in accordance with the terms and conditions of any bonus plan in effect for the Company’s senior executives from time to time. Mr. Fellows will also be eligible for reimbursement of relocation expenses of up to $75,000.
     Pursuant to the terms of the Agreement, Mr. Fellows has been granted stock options to purchase up to 1,000,000 shares of the Company’s common stock at the following exercise prices: 250,000 shares will be exercisable at $2.67 per share, 250,000 shares will be exercisable at $4.00 per share, 250,000 shares will be exercisable at $6.00 per share and 250,000 shares will be exercisable at $8.00 per share. Twenty percent of the shares subject to the options vested upon the date of grant, which was the effective date of Mr. Fellows’ employment agreement, and twenty percent of the shares subject to the options will vest on the first, second, third and fourth anniversaries of the date of grant. The Agreement provides for a severance amount of one times Mr. Fellows’ base salary in effect on the date of termination and the vesting of an additional twenty percent of the options received by Mr. Fellows that are not then vested if the Company terminates Mr. Fellows’ employment without Cause or if Mr. Fellows terminates his employment for Good Reason (each as defined in the Agreement). In addition, if the Company terminates Mr. Fellows’ employment without Cause or if Mr. Fellows terminates his employment for Good Reason during the one year period following a Change in Control (as defined in the Agreement), he would be entitled to receive severance equal to two times the aggregate of his base salary in effect on the date of termination and his Annual Bonus (as defined in the Agreement) for the prior fiscal year, and, to the extent assumed by the acquiring party, all stock options, restricted stock units and other equity awards would vest in full.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On October 3, 2005, the Company issued a news release to announce the departure of Russell A. Doll, who had served as the company’s acting President and Chief Executive Officer since September 2004. Mr. Doll will receive a severance payment in accordance with the terms of his severance agreement, dated December 1, 2003. The news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     (c) The same news release described in Item 5.02(b) also announced that John A. Fellows has been appointed as the Company’s President and Chief Executive Officer effective on October 3, 2005. The release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Mr. Fellows, 41, was elected to the Bell’s board of directors in May of 2005. Prior to his appointment as President and Chief Executive Officer, Fellows was a private investor. From August 1998 to April 2004, Mr. Fellows served as Chief Executive Officer of RMH Teleservices, Inc., a publicly-traded provider of outsourced customer relationship management services, that was acquired by NCO Group, Inc. in April 2004. Prior to his work with RMH, Fellows served in senior management roles with Paging Network, Inc. and TeleQuest Teleservices, Inc.
Item 9.01 Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 10.1 — Employment Agreement, by and between the Company and John A. Fellows, effective as of October 3, 2005

Exhibit 99.1 — October 3, 2005 Press Release by Bell Industries, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.

Date: October 3, 2005	By:	/s/ John A. Fellows

Name: John A. Fellows
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, by and between the Company and John A. Fellows, effective as of October 3, 2005

99.1	October 3, 2005 Press Release by Bell Industries, Inc.
EXHIBIT INDEX